Exhibit 23.1

Deloitte Bedrijfsrevisoren Gateway Building, Luchthaven Nationaal, 1J, Zaventem, 1930, Belgium Phone: + 32 2 800 20 00 Fax: + 32 2 800 20 01 www.deloitte.be

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment number 2 of Registration Statement on Form F-1 of our report dated July 25, 2017 relating to the financial statements of Ablynx NV (the “Company”) which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 28, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Zaventem, 17 October, 2017

/s/ Nico Houthaeve
DELOITTE Reviseurs d’Entreprises/Bedrijfsrevisoren
SC s.f.d. SCRL/ BV o.v.v.e. CVBA Represented by Nico Houthaeve

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway Building, Luchthaven Nationaal, 1J, Zaventem, 1930, Belgium

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited